Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of Trustees of American Beacon Funds:

In planning and performing our audits of the financial statements of American Beacon Funds (comprised of American Beacon Money Market Fund, American Beacon U.S. Government Money Market Fund, American Beacon S&P 500 Index Fund, American Beacon Small Cap Index Fund, American Beacon International Equity Index Fund, and American Beacon Treasury Inflation Protected Securities Fund) as of and for the year ended December 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered American Beacon Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of American Beacon Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of American Beacon Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. American Beacon Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of American Beacon Funds' assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of American Beacon Funds'annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of American Beacon Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in American Beacon Funds' internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2008.

This report is intended solely for the information and use of management and the Board of Trustees of American Beacon Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                        		 /s/ Ernst & Young LLP

Dallas, Texas
February 25, 2009